UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2014

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Entry into Term Loan Agreement dated August 4, 2014

On August 4, 2014, The Cooper Companies, Inc., a Delaware corporation (the “Company”), entered into a three-year, $700 million, senior unsecured term loan agreement by and among the Company; the lenders from time to time party thereto; KeyBank National Association (“KeyBank”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”), DNB Bank ASA, New York Branch (“DNB”), MUFG Union Bank, N.A. (“MUFG Union”), Citibank, National Association (“Citibank”) and HSBC Bank USA, National Association (“HSBC”), each as a co-lead arranger (collectively, in such capacity, the “Co-Lead Arrangers” and, individually, each a “Co-Lead Arranger”); KeyBank, MLPFS, DNB, MUFG Union, Citibank and HSBC, each as a co-bookrunner (in such capacity, a “Co-Bookrunner”); Bank of America, N.A., DNB, MUFG Union, Citibank and HSBC, each as a co-syndication agent (in such capacity, a “Co-Syndication Agent”); JPMorgan Chase Bank, N.A., Sumitomo Mitsui Banking Corporation, U.S. Bank National Association and Wells Fargo Bank, National Association, each as a co-documentation agent (in such capacity, a “Co-Documentation Agent”); and KeyBank, as administrative agent (in such capacity, the “Administrative Agent”). The Company intends to use the facility to fund the acquisition of Sauflon Pharmaceuticals Limited, to provide working capital and for general corporate purposes.

The term loan balance is payable at maturity on August 4, 2017. The Company may prepay loan balances from time to time, in whole or in part, without premium or penalty (other than any related breakage costs), provided each partial prepayment shall be in an aggregate principal amount of at least $3 million in the case of a Eurodollar loan and at least $1 million in the case of a base rate loan.

Amounts outstanding under this term loan agreement will bear interest, at the Company’s option, at either the base rate, which is a rate per annum equal to the greatest of (a) KeyBank’s prime rate, (b) one-half of one percent in excess of the federal funds effective rate and (c) one percent in excess of the adjusted Eurodollar rate (currently referred to as LIBOR) for a one-month interest period on such day, or the adjusted Eurodollar rate, plus, in each case, an applicable margin. On the closing date and thereafter, the applicable margins will be determined quarterly by reference to a grid based upon the Company’s ratio of funded debt to consolidated pro forma EBITDA, as defined in the term loan agreement.

This term loan agreement contains customary restrictive covenants, as well as financial covenants that require the Company to maintain a certain total leverage ratio and interest coverage ratio, each as defined in the agreement. This term loan agreement also contains customary events of default, the occurrence of which would permit the Administrative Agent to declare the principal, accrued interest and other obligations of the Company under the agreement to be immediately due and payable.

The foregoing description of the term loan agreement dated August 4, 2014, set forth in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment to Term Loan Agreement

On August 4, 2014, the Company entered into Amendment No. 2 (the “Term Loan Amendment”) to its Term Loan Agreement, dated as of September 12, 2013, as amended by Amendment No. 1 dated as of June 30, 2014 (the “Term Loan Agreement”), by and among the Company, the lenders party thereto and KeyBank National Association, as administrative agent. The Term Loan Amendment modifies certain provisions of the Term Loan Agreement to remove the call premium related to prepayments and/or refinancing of the Term Loan Agreement, effective August 4, 2014.

The foregoing description of the Term Loan Amendment set forth in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Term Loan Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 6, 2014, the Company completed the previously announced acquisition of Sauflon Pharmaceuticals Limited (“Sauflon”). As previously discussed in our Current Report on Form 8-K filed on June 30, 2014, the Company, CooperVision (UK) Holdings Limited (the “Purchaser”), an indirect subsidiary of the Company, and the respective sellers party thereto (the “Sellers”) entered into Sale and Purchase Agreements (the “Purchase Agreements”) pursuant to which the Purchaser acquired the entire issued share capital of Sauflon (the “Acquisition”), a European manufacturer and distributor of soft contact lenses and solutions.

The consideration for the Purchaser to complete the Acquisition includes payment of approximately £635.9 million (approximately $1,075 million) in cash, including a net debt adjustment amount pursuant to the Purchase Agreements, and £34,427,612 (approximately $58 million) in the form of loan notes issued by the Purchaser. The Purchaser also assumed third-party debt of Sauflon of approximately £46.5 million (approximately $79 million). U.S. dollar amounts are based on the August 5, 2014 exchange rate of U.S. $1.69 per British pound, as published by The Wall Street Journal.

The Company issued a press release announcing the completion of the Acquisition on August 6, 2014, a copy of which is attached hereto as Exhibit 99.1. Copies of the Purchase Agreements were filed as Exhibit 2.1 and 2.2 to the Current Report on Form 8-K dated June 30, 2014. Internet addresses in the release are for information purposes only and are not intended to be hyperlinks to other The Cooper Companies, Inc. information.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 7.01. Regulation FD Disclosure.

On August 6, 2014, The Cooper Companies, Inc. issued a press release announcing the completion of the previously announced acquisition of Sauflon and that it had entered into a three-year, $700 million term loan agreement. A copy of this release is attached hereto as Exhibit 99.1.

Internet addresses in the release are for information purposes only and are not intended to be hyperlinks to other The Cooper Companies, Inc. information.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days following the date that this Report is required to be filed.

(b)	Pro forma financial information.

The pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days following the date that this Report is required to be filed.

(d)	Exhibits.

Exhibit No.	Description

10.1	Term Loan Agreement, dated as of August 4, 2014, among The Cooper Companies, Inc., the lenders party thereto, and Keybank National Association, as administrative agent.

10.2	Term Loan Amendment No. 2, dated as of August 4, 2014, among The Cooper Companies, Inc., the lenders party thereto, and Keybank National Association, as administrative agent.

99.1	Press Release dated August 6, 2014, of The Cooper Companies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By:	/s/ Tina Maloney
Tina Maloney
Corporate Controller
(Principal Accounting Officer)

Dated: August 6, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Term Loan Agreement, dated as of August 4, 2014, among The Cooper Companies, Inc., the lenders party thereto, and Keybank National Association, as administrative agent.

10.2	Term Loan Amendment No. 2, dated as of August 4, 2014, among The Cooper Companies, Inc., the lenders party thereto, and Keybank National Association, as administrative agent.

99.1	Press Release dated August 6, 2014, of The Cooper Companies, Inc.

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